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                                NOVEMBER 21, 2006

Citigroup Commercial Mortgage Securities Inc.
388 Greenwich Street
New York, New York 10013

          Re:   Citigroup Commercial Mortgage Trust 2006-C5,
                Commercial Mortgage Pass-Through Certificates, Series 2006-C5

Ladies and Gentlemen:

          We have acted as special tax counsel to Citigroup Commercial Mortgage
Securities Inc. (the "Depositor") and Citigroup Global Markets Realty Corp.
("CGMRC"), in connection with certain matters relating to the following transactions (collectively, the "Transactions"):

          (i) the sale by CGMRC, and the purchase by the Depositor, of certain multifamily, commercial and/or manufactured housing community mortgage loans (the "CGMRC Mortgage Loans"), pursuant to that certain Mortgage Loan
     Purchase Agreement, dated as of November 8, 2006 (the "CGMRC Mortgage Loan
     Purchase Agreement"), between CGMRC as seller and the Depositor as purchaser;

          (ii) the sale by PNC Bank, National Association ("PNC Bank"), and the purchase by the Depositor, of certain multifamily, commercial and/or manufactured housing community mortgage loans (the "PNC Bank Mortgage
     Loans"), pursuant to that certain Mortgage Loan Purchase Agreement, dated as of November 8, 2006 (the "PNC Bank Mortgage Loan Purchase Agreement"),
     between PNC Bank as seller and the Depositor as purchaser;

          (iii) the sale by LaSalle Bank National Association ("LaSalle Bank"), and the purchase by the Depositor, of certain multifamily, commercial and/or manufactured housing community mortgage loans (the "LaSalle Bank
     Mortgage Loans"), pursuant to that certain Mortgage Loan Purchase
     Agreement, dated as of November 8, 2006 (the "LaSalle Bank Mortgage Loan
     Purchase Agreement"), between LaSalle Bank as seller and the Depositor as purchaser;

          (iv) the creation of a common law trust (the "Trust") and the issuance of the Citigroup Commercial Mortgage Trust 2006-C5, Commercial Mortgage
     Pass-Through Certificates, Series 2006-C5 (the "Certificates"), consisting of multiple classes designated Class A-1, Class A-2, Class A-3, Class A-SB,
     Class A-4, Class A-1A, Class A-M, Class A-J, Class B, Class C, Class D,
     Class XC, Class XP, Class E, Class F, Class G, Class H, Class J, Class K,
     Class L, Class M, Class N, Class O, Class P, Class AMP-1, Class AMP-2,

 Sidley Austin LLP is a limited liability partnership practicing in affiliation with other Sidley Austin partnerships

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Citigroup Commercial Mortgage Trust 2006-C5,
Commercial Mortgage Pass-Through Certificates, Series 2006-C5
November 21, 2006

     Class AMP-3, Class R and Class Y, pursuant to that certain Pooling and
     Servicing Agreement, dated as of November 1, 2006 (the "Pooling and
     Servicing Agreement"), between the Depositor, as depositor, Midland Loan
     Services, Inc. ("Midland") and Wachovia Bank, National Association
     ("Wachovia"), as master servicers, LNR Partners, Inc.("LNR"), as special servicer, LaSalle Bank, as certificate administrator, and Wells Fargo Bank,
     National Association ("Wells Fargo"), as trustee (in such capacity, the
     "Trustee");

          (v) the transfer of the CGMRC Mortgage Loans, the PNC Bank Mortgage
     Loans, and the LaSalle Bank Mortgage Loans (collectively, the "Mortgage
     Loans") by the Depositor to the Trust, pursuant to the Pooling and
     Servicing Agreement, in exchange for the issuance of the Certificates;

          (vi) the sale by the Depositor, and the purchase by Citigroup Global
     Markets Inc. ("CGMI"), Banc of America Securities LLC ("BOA"), LaSalle
     Financial Services, Inc. ("LaSalle Financial") and PNC Capital Markets LLC
     ("PNC" and, collectively with CGMI, BOA and LaSalle Financial in such capacity, the "Underwriters"), of the Class A-1, Class A-2, Class A-3,
     Class A-SB, Class A-4, Class A-1A, Class A-M, Class A-J, Class B, Class C,
     Class D and Class XP Certificates (collectively, the "Publicly Offered
     Certificates"), pursuant to that certain Underwriting Agreement, dated as of November 8, 2006 (the "Underwriting Agreement"), between the Depositor and the Underwriters; and

          (vii) the sale by the Depositor, and the purchase by CGMI (in such capacity, the "Initial Purchaser"), of the Class XC, Class E, Class F,
     Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O,
     Class P, Class AMP-1, Class AMP-2, Class AMP-3, Class R and Class Y
     Certificates (collectively, the "Privately Offered Certificates"), pursuant to that certain Certificate Purchase Agreement, dated as of November 8,
     2006 (the "Certificate Purchase Agreement"), between the Depositor and the
     Initial Purchaser.

          The CGMRC Mortgage Loan Purchase Agreement, the PNC Bank Mortgage Loan
Purchase Agreement and the LaSalle Bank Mortgage Loan Purchase Agreement are
collectively referred to herein as the "Mortgage Loan Purchase Agreements". The
Mortgage Loan Purchase Agreements, the Pooling and Servicing Agreement, the
Outside Servicing Agreement (as defined in the Pooling and Servicing Agreement), the Underwriting Agreement and the Certificate Purchase Agreement are
collectively referred to herein as the "Agreements". Capitalized terms not defined herein have the respective meanings set forth in the Pooling and
Servicing Agreement and, to the extent not defined therein, in the other
Agreements.

          For purposes of this opinion letter, we have reviewed:

          (a)  the Agreements;

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Citigroup Commercial Mortgage Trust 2006-C5,
Commercial Mortgage Pass-Through Certificates, Series 2006-C5
November 21, 2006

          (b)  the Depositor's registration statement on Form S-3 (No.
               333-132746) (the "Registration Statement") filed with the
               Securities and Exchange Commission (the "Commission") under the
               Securities Act of 1933, as amended (the "1933 Act");

          (c)  the Prospectus, dated June 8, 2006, relating to publicly offered mortgage pass-through certificates evidencing interests in trust funds established by the Depositor (the "Basic Prospectus"); and

          (d)  the Prospectus Supplement, dated November 8, 2006, specifically relating to the Trust and the Publicly Offered Certificates
               (including all exhibits and annexes thereto, the "Prospectus
               Supplement").

          In addition, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such other documents and records as we have deemed relevant or necessary as the basis for the opinions contained in this letter; we have obtained such certificates from and made such inquiries of officers and representatives of the parties to the Agreements and public officials as we have deemed relevant or necessary as the basis for such opinions; and we have relied upon, and assumed the accuracy of, such other documents and records, such certificates and the statements made in response to such inquiries, with respect to the factual matters upon which such opinions are based. We have also assumed (i) the truthfulness and accuracy of each of the representations and warranties as to factual matters contained in the
Agreements, (ii) the legal capacity of natural persons, (iii) the genuineness of all signatures, (iv) the authenticity of all documents submitted to us as originals, (v) the conformity to authentic originals of all documents submitted to us as certified, conformed, photostatic or electronic copies, (vi) the due organization of the parties to each of the Agreements and the valid existence of each such entity in good standing under the laws of its jurisdiction of organization, (vii) the power and authority of the parties to each of the
Agreements to enter into, perform under and consummate the transactions contemplated by the Agreements, without any resulting conflict with or violation of the organizational documents of any such party or with or of any law, rule, regulation, order, writ or decree applicable to any such party or its assets, and without any resulting default under or breach of any other agreement or instrument by which any such party is bound or which is applicable to it or its assets, (viii) the due authorization by all necessary action, and the due execution and delivery, of the Agreements by the parties thereto, (ix) that each of the Agreements is the legal, valid and binding obligation of each party thereto, enforceable against each such party in accordance with its terms, (x)
compliance with the Agreements by the parties thereto and, in the case of the
Pooling and Servicing Agreement, by the registered holders and beneficial owners of the Certificates, (xi) the conformity, to the requirements of the Pooling and
Servicing Agreement and the respective Mortgage Loan Purchase Agreements, of the
Mortgage Notes, the Mortgages and the other documents relating to the Mortgage
Loans delivered to the Trustee (or a Custodian on its behalf) by, on behalf of or at the direction of the Depositor, CGMRC, PNC Bank and LaSalle Bank,
respectively, and (xii) the

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Citigroup Commercial Mortgage Trust 2006-C5,
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November 21, 2006

absence of any other agreement that supplements or otherwise modifies the express terms of the Agreements.

          In rendering the opinions below, we do not express any opinion concerning the laws of any jurisdiction other than the federal tax laws of the
United States of America. Furthermore, we do not express any opinion with respect to the tax laws of any particular State or with respect to any matter not expressly addressed below.

                                      * * *

          To comply with certain Treasury regulations, we state that (i) this opinion letter was written to support the promotion and marketing by others of the Certificates, (ii) this opinion letter was not intended or written to be used, and cannot be used, by any person for the purpose of avoiding U.S. federal tax penalties that may be imposed on such person, and (iii) each taxpayer should seek advice based on the taxpayer's particular circumstances from an independent tax advisor.

                                      * * *

          Based upon and subject to the foregoing, we are of the opinion that:

          1. As described in the Prospectus, (A) REMIC I will qualify as a real estate mortgage investment conduit (a "REMIC") within the meaning of
     Sections 860A through 860G of the Internal Revenue Code of 1986 in effect on the date hereof (the "REMIC Provisions"), and the REMIC I Regular
     Interests will be the "regular interests", and the Class R Certificates will evidence the sole "residual interest", in REMIC I and (B) REMIC II will qualify as a REMIC within the meaning of the REMIC Provisions, and the
     Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4, Class A-1A, Class
     A-M, Class A-J, Class B, Class C, Class D, Class XC, Class XP, Class E,
     Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N,
     Class O, Class P, Class AMP-1, Class AMP-2, and Class AMP-3 Certificates
     will be the "regular interests", and the Class R Certificates will also evidence the sole "residual interest", in REMIC II.

          2. The portion of the Trust Fund consisting of the Class Y Grantor
     Trust Assets will be classified as a grantor trust under subpart E, part I of subchapter J of the Internal Revenue Code of 1986.

          We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the use of our name under the heading
"Federal Income Tax Consequences" in the Prospectus Supplement. In giving such consent, we do not consider that we are "experts", within the meaning of the term as used in the 1933 Act or the rules and regulations of the Commission issued thereunder, with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.

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Citigroup Commercial Mortgage Trust 2006-C5,
Commercial Mortgage Pass-Through Certificates, Series 2006-C5
November 21, 2006

          The opinions expressed herein are being delivered to you as of the date hereof, and we assume no obligation to advise you of any changes of law or fact that may occur after the date hereof, notwithstanding that such changes may affect the legal analysis or conclusions contained herein. This opinion letter is being rendered solely to and for the benefit of the persons to whom it is addressed in connection with the matter described above; provided, however, that the recipient of this opinion letter (and each employee, representative, or other agent of such recipient) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the Transactions.

                                            Very truly yours,

                                            /s/ Sidley Austin LLP